Exhibit 99.1

FORM OF REVOCABLE PROXY

ALLEGIANCE COMMUNITY BANK

SPECIAL MEETING OF SHAREHOLDERS

                    , 2011

The undersigned hereby appoints the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Allegiance Community Bank (the “Bank”) which the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”) to be held at Allegiance Community Bank, 200 Valley Street, South Orange, New Jersey 07079 on                                 , 2011 at              .m., local time. The proxy holders are authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN
1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of
Merger by and among BCB Bancorp, Inc., BCB Community Bank and Allegiance
Community Bank, dated as of April 4, 2011, and the transactions contemplated by the
	merger agreement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To adjourn the special meeting, if necessary, to another time or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the President of the Bank at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the President of the Bank at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Bank prior to the execution of this proxy of notice of the Special Meeting and a Proxy Statement/Prospectus dated                     , 2011.

Dated:	☐ Check Box if You Plan to Attend Special Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.